Exhibit 10.5
FIRST AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT
THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into this 15th day of April, 2010, by and among GOLD HILL VENTURE LENDING 03, LP (as modified from time to time, “Lenders”), GOLD HILL VENTURE LENDING 03, LP (“Gold Hill”) in its capacity as Administrative Agent on behalf of the Lenders, SILICON VALLEY BANK (“SVB”), in its capacity as Collection Agent on behalf of the Lenders, and LENDINGCLUB CORPORATION, a Delaware corporation (“Borrower”).
Recitals
A. Administrative Agent, Collection Agent, Lenders and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of July 23, 2009 (as may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
C. Borrower is currently in default of the Loan Agreement for failing to comply with the Minimum Collateral Value Ratio set forth in Section 6.8(b) for the calendar quarter ended December 31, 2009 (the “Existing Event of Default”).
D. Borrower has requested that the Administrative Agent waive the Existing Event of Default and consent to a Lien (the “Wells Fargo Lien”) on a portion of the Clearing Account not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in favor of Wells Fargo Bank, National Association.
E. Administrative Agent has agreed to waive the Existing Event of Default and consent to the Wells Fargo Lien, on the condition, among others, that Borrower enter into this Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2. Grant of Security Interest. Borrower hereby grants to Administrative Agent, for the ratable benefit of the Lenders, and to each Lender, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Administrative Agent, for the ratable benefit of the Lenders, and to each Lender, the Clearing Account subject to the existing rights of (i) the Investors to “Investor Collateral” (as such term is defined in the Intercreditor Agreement), (ii) Infinity Resources, LLC to the extent set forth in those certain Declarations of Trust between Borrower and Infinity Resources, LLC dated April 14, 2010 and July 31, 2009 provided that such Declarations of Trust shall not be amended without the prior written consent of Administrative Agent, and (iii) only to the extent of Borrower’s ownership interest in the Clearing Account. From and after the date of this Agreement, all references in the Loan Agreement to “Collateral” shall be deemed to include the Clearing Account. Borrower hereby authorizes Administrative Agent to file a UCC financing statement amendment (the “UCC Amendment”) with all appropriate jurisdictions to perfect or protect such interest or rights on the Collateral.
3. Consent. Subject to the terms of Section 9 below, Administrative Agent hereby consents to the Wells Fargo Lien and agrees that the Wells Fargo Lien securing an amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) shall be considered a “Permitted Lien” and shall not, in and of itself, constitute an “Event of Default” under Section 7.5 of the Loan Agreement.
4. Waiver of Existing Event of Default. Administrative Agent hereby waives the Existing Event of Default. Administrative Agent’s agreement to waive the Existing Event of Default shall in no way obligate Administrative Agent to make any other modifications to the Loan Agreement or to waive Borrower’s compliance with any other terms of the Loan Documents, and shall not limit or impair Administrative Agent’s right to demand strict performance of all other terms and covenants as of any date. The waiver set forth above shall not be deemed or otherwise construed to constitute a waiver of any other provisions of the Loan Agreement in connection with any other transaction.
5. Amendments to Loan Agreement.
5.1 Section 5.2 (Collateral). Section 5.2 of the Loan Agreement is amended by deleting the third paragraph thereof in its entirety and replacing it with the following:
Administrative Agent, Lenders and Borrower hereby acknowledge and agree that, notwithstanding anything set forth to the contrary herein, the first priority security interest granted by Borrower to Administrative Agent and Lenders pursuant to the Loan Agreement shall at all times remain in full force and effect with respect to all proceeds of, and any other amounts received in connection with, all Financed Loans regardless of the locations of such proceeds and amounts.
5.2 Section 6.5 (Operating Accounts). Section 6.5(a) of the Loan Agreement is amended by deleting the second sentence thereof in its entirety and replacing it with the following:
All collections on Borrower Member Loans shall be managed through the Clearing Account, which Clearing Account shall be free of any Liens except for a Lien in favor of Wells Fargo subject to the terms of the Wells Fargo Intercreditor Agreement and Liens in favor of SVB and Lenders.

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5.3 Section 10 (Notices). Section 10 of the Loan Agreement is amended by deleting the address for Borrower and replacing it with the following:

If to Borrower:	LendingClub Corporation
370 Convention Way
Redwood City, California 94063
Attn: Renaud Laplanche, Chief Executive Officer
Fax: (800) 929-5097
Email: rlaplanche@lendingclub.com
5.4 Section 13.1 (Definitions).
(a) Section 13.1 of the Loan Agreement is amended by deleting the following terms and their respective definitions and replacing them with the following:
“Clearing Account” is Borrower’s account number 9789827707, maintained with Wells Fargo.
“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, but shall not include the Trust Account, the Borrower Account, or the Investor Account.
“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificate, the Intercreditor Agreement, the Wells Fargo Intercreditor Agreement, any pledge agreements with respect to Pledged CDs, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Lenders and/or Agents in connection with this Agreement, all as amended, restated, or otherwise modified.
“Minimum Collateral Value Ratio” means as of the date of measurement, the ratio of (a) the sum of (i) the Value of the Pledged CDs plus (ii) the outstanding principal balance of Financed Loans and Pledged Investor Loans that meet all of the representations and warranties in Section 5.3 hereof, plus (iii) Available Cash, divided by (b) the outstanding Obligations.
(b) Section 13.1 of the Loan Agreement is further amended by deleting the definition of “Net Cash” in its entirety.
(c) Section 13.1 of the Loan Agreement is further amended by deleting clause (m) of the definition of “Permitted Liens” in its entirety and replacing it with the following:
(m) Liens on, and limited to, (i) the Secured Member Payment Dependent Note Collateral in favor of Wells Fargo, as Collateral Trustee, for the benefit of the Lender Members holding Secured Member Payment Dependent Notes, and (ii) up to One Million Five Hundred Thousand Dollars ($1,500,000) of the funds in the Clearing Account in favor of Wells Fargo subject to the terms of the Wells Fargo Intercreditor Agreement.

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(d) Section 13.1 of the Loan Agreement is further amended by adding the following terms and definitions:
“Wells Fargo” means Wells Fargo Bank, National Association, its successors and assigns.
“Wells Fargo Intercreditor Agreement” means that certain Intercreditor Agreement dated April 15, 2010 by and among Wells Fargo Bank, SVB and Lenders.
5.5 Exhibit B (Collateral Description). Exhibit B of the Loan Agreement is replaced in its entirety with Exhibit B attached hereto. From and after the date of this Agreement, all references in the Loan Agreement to Exhibit B shall be deemed to refer to Exhibit B attached hereto.
5.6 Exhibit E (Compliance Certificate). Exhibit E of the Loan Agreement is replaced in its entirety with Exhibit E attached hereto. From and after the date of this Agreement, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit E attached hereto.
6. Limitation of Amendment.
6.1 This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Administrative Agent may now have or may have in the future under or in connection with any Loan Document.
6.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
7. Representations and Warranties. To induce Administrative Agent, Collection Agent, and Lenders to enter into this Agreement, Borrower hereby represents and warrants to Administrative Agent, Collection Agent, and Lenders as follows:
7.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date and except with respect to the representations and warranties set forth in Section 5.3(c) of the Loan Documents as set forth in Borrower’s account summary dated February 28, 2010 and delivered to Administrative Agent prior to the date hereof), and (b) no Event of Default has occurred and is continuing;
7.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;

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7.3 Borrower has previously delivered its organizational documents to Administrative Agent, which remain true, accurate and complete and have not been amended, supplemented or restated since their delivery and are and continue to be in full force and effect;
7.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
7.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
7.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
7.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
8. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
9. Effectiveness. This Agreement shall be deemed effective upon the following conditions: (a) the due execution and delivery to Administrative Agent of this Agreement by each party hereto, (b) the due execution and delivery to Administrative Agent of the Intercreditor Agreement in the form attached hereto as Schedule 1 by each party thereto, (c) the due execution and delivery to Administrative Agent of the Deposit Account Control Agreement in the form attached hereto as Schedule 2 by each party thereto, (d) Administrative Agent’s filing of a UCC Amendment, and (e) payment of Administrative Agent’s legal fees and expenses in connection with the negotiation and preparation of this Agreement.
[Signature page follows.]

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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.
LENDERS:

GOLD HILL VENTURE LENDING 03, LP
By:	Gold Hill Venture Lending Partners 03, LLC

	By:	/s/ Rob Helm

Name:
Title:

ADMINISTRATIVE AGENT:

GOLD HILL VENTURE LENDING 03, LP
By:	Gold Hill Venture Lending Partners 03, LLC

	By:	/s/ Rob Helm

Name:
Title:

COLLECTION AGENT:

SILICON VALLEY BANK

By:	/s/ Vera Shokina

Name:
Title:

BORROWER:

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche

Name:
Title:

Exhibit B
Collateral
The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:
All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights, including without limitation, rights under the Portfolio Financial Servicing Company Contract, or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, all Pledged CDs, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and
All Borrower’s Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.
Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired: any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.
Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Administrative Agent’s prior written consent.

In addition, notwithstanding the foregoing, the Collateral does not include (a) any Borrower Member Note, (b) the Trust Account, (c) the Borrower Account, (d) any Borrower Securities, (e) any Secured Member Payment Dependent Note Collateral or (f) proceeds of any of the foregoing items (a), (b), (c), (d), or (e) except to the extent that they are proceeds of Financed Loans or otherwise deposited in a Collateral Account (which amounts shall at all times be part of the Collateral).

EXHIBIT E
COMPLIANCE CERTIFICATE
Reporting Period Ending _____________

TO:	GOLD HILL VENTURE LENDING 03, LP	Date:

FROM:	LENDINGCLUB CORPORATION
The undersigned authorized officer of LENDINGCLUB CORPORATION (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement among Borrower, Lenders, Administrative Agent and Collection Agent (the “Agreement”), (1) Borrower is in complete compliance for the period ending as of the date above with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Administrative Agent. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.
Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Annual financial projections	FYE within 30 days	Yes No
BSA/AML internal and independent testing reports	Time to time as requested by Administrative Agent in its reasonable discretion	Yes No

Financial Covenant	Required	Actual	Complies

Maintain on a Quarterly Basis per Section 6.8(b) (or monthly if requested by Lenders):
Minimum Collateral Value Ratio	1:05:1.0	____:1.0	Yes No

The following financial covenant analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.
The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

LendingClub Corporation		LENDER USE ONLY

By:		Received by:

	Name:	Date:

	Title:		Verified:

Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate
Financial Covenants of Borrower
Reporting Period Ending: ____________________
In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.
I. Minimum Collateral Value Ratio (Section 6.8(b)) to be tested as of the last day of each calendar quarter (or at the end of each calendar month if requested by Lenders)

Required:		1.05:1.00

Actual:

A. Value of all CDs pledged to Gold Hill	$

B. Outstanding principal balance of Financed Loans and Pledged Investor Loans	$

C. The aggregate Available Cash in Lenders’ accounts	$

D. The sum of lines A and B and C	$

E. Outstanding balance owing to Gold Hill	$

F. Minimum Collateral Value Ratio (Line D divided by line E )	$
Is line F equal to or greater than 1.05:1:00?

No, not in compliance	Yes, in compliance

Schedule 1
Intercreditor Agreement

Schedule 2
Deposit Account Control Agreement

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